UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2012

CENTURY PROPERTIES FUND XIX, LP

 (Exact name of Registrant as specified in its charter)

Delaware	0-11935	94-2887133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Century Properties Fund XIX, LP, a Delaware limited partnership (the “Registrant”), owns Tamarind Bay Apartments(“Tamarind Bay”), a 200-unit apartment complex located in St. Petersburg, Florida. As previously disclosed, on June 14, 2012, the Registrant entered into a Purchase and Sale Contract with a third party, Augustus Partners, LLC, a Colorado limited liability company (the “Purchaser”), to sell Tamarind Bay to the Purchaser for a total sales price of $12,750,000.

As previously disclosed, on August 15, 2012, the Registrant and Purchaser entered into a First Amendment to Purchase and Sale Contract, pursuant to which (i) the deadline for the Purchaser to obtain a loan commitment was extended to August 31, 2012, and (ii) the closing date was extended to September 14, 2012.

On August 21, 2012, the Registrant and Purchaser entered into a Second Amendment to Purchase and Sale Contract (the “Second Amendment”), pursuant to which (i) the deadline for the Purchaser to obtain a loan commitment was extended to September 14, 2012, and (ii) the closing date was extended to September 28, 2012.

This summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.55       Second Amendment to Purchase and Sale Contract between Century Properties Fund XIX, LP, a Delaware limited partnership, and Augustus Partners, LLC, a Colorado limited liability company, dated August 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIX, LP

By:  Fox Partners II

General Partner

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date:  August 23, 2012